Exhibit 99

Contact:

Megan Jones

Exact Sciences Corp.

meganjones@exactsciences.com

608-535-8815

Media Contact:

J.P. Fielder

Exact Sciences Corp.

jpfielder@exactsciences.com

608-210-5220

For Immediate Release

Cologuard® revenue and completed tests increased 87 percent to $90.3 million and 186,000

•                  Nearly 9,000 healthcare providers ordered their initial Cologuard test during the first quarter, and more than 110,000 have ordered since the test was launched

MADISON, Wis., Apr. 26, 2018 — Exact Sciences Corp. (Nasdaq: EXAS) today announced that the company generated revenue of $90.3 million and completed approximately 186,000 Cologuard tests during the quarter ended Mar. 31, 2018. First-quarter 2018 revenue and Cologuard test volume both grew 87 percent from 2017.

“The Exact Sciences team delivered strong growth to start the year by remaining relentlessly focused on our core priorities. By increasing awareness and adoption of Cologuard, we are making strides toward our mission of playing a role in the eradication of colon cancer,” said Kevin Conroy, chairman and CEO of Exact Sciences. “The success of Cologuard also positions us to develop tests that facilitate the early, accurate detection of other forms of cancer.”

First-Quarter 2018 Financial Results

For the three-month period ended Mar. 31, 2018, as compared to the same period of 2017 (where applicable):

•                  Revenue was $90.3 million, an increase of 87 percent, and test volume was 186,000, an increase of 87 percent

•                  Average recognized revenue per test was unchanged at $485; note that the prior period included approximately $4.3 million, or $43 per test, related to the one-time impact of certain payers meeting the company’s revenue recognition criteria for accrual-basis revenue accounting

•                  Average cost per test was $123, an improvement of 28 percent

•                  Gross margin was 75 percent, an increase of 970 basis points

•                  Operating expenses were $103.9 million, an increase of 55 percent

•                  Net loss was $39.4 million or $0.33 per share, compared to $34.9 million or $0.32 per share

•                  Non-cash interest expense related to convertible debt was $5.1 million, or $0.04 per share

•                  Cash utilization was $53.7 million, compared to $36.4 million

•                  Cash, cash equivalents and marketable securities were $1.0 billion at the end of the quarter

•                  Nearly 9,000 healthcare providers ordered their first Cologuard test during the first quarter, and 110,000 (rounded) have ordered since the test was launched

2018 Outlook

•                  The company continues to anticipate revenue of $420-$430 million and completed Cologuard test volume of 900,000-920,000 tests during 2018

•                  For the second quarter, the company anticipates completing 220,000-230,000 Cologuard tests

The company’s guidance for revenue and completed tests are forward-looking statements. They are subject to various risks and uncertainties that could cause the company’s actual results to differ materially from the anticipated targets. There can be no assurance the company will meet these financial projections. See the cautionary information about forward-looking statements in the “Safe Harbor Statement” section of this press release.

First-Quarter Conference Call & Webcast

Company management will host a conference call and webcast on Thursday, Apr. 26, 2018, at 5 p.m. ET to discuss first-quarter 2018 results. The webcast will be available at www.exactsciences.com. Domestic callers should dial 877-201-0168 and international callers should dial +1-647-788-4901.

An archive of the webcast will be available at www.exactsciences.com. A replay of the conference call will be available by calling 800-585-8367 domestically or 416-621-4642 internationally. The access code for the replay of the call is 8289286. The webcast, conference call and replay are open to all interested parties.

About Cologuard

Cologuard was approved by the FDA in August 2014 and results from Exact Sciences’ prospective 90-site, point-in-time, 10,000-patient pivotal trial were published in the New England Journal of Medicine in March 2014. Cologuard is included in the American Cancer Society’s (2014) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2016) and National Comprehensive Cancer Network (2016). Cologuard is indicated to screen adults of either sex, 50 years or older, who are at average risk for colorectal cancer. Cologuard is not for everyone and is not a replacement for diagnostic colonoscopy or surveillance colonoscopy in high-risk individuals. False positives and false negatives do occur. Any positive test result should be followed by a diagnostic colonoscopy. Following a negative result, patients should continue participating in a screening program at an interval and with a method appropriate for the individual patient. Cologuard performance when used for repeat testing has not been evaluated or established. For more information about Cologuard, visit www.cologuardtest.com. Rx Only.

About Exact Sciences Corp.

Exact Sciences Corp. is a molecular diagnostics company focused on the early detection and prevention of the deadliest forms of cancer. The company has exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal cancer. For more information, please visit the company’s website at www.exactsciences.com, follow Exact Sciences on Twitter @ExactSciences or find Exact Sciences on Facebook.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, anticipated results of our sales and marketing efforts, expectations concerning payer reimbursement and the anticipated results of our product development efforts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; the willingness of health insurance companies and other payers to cover Cologuard and adequately reimburse us for our performance of the Cologuard test; the amount and nature of competition from other cancer screening and diagnostic products and services; the effects of the adoption, modification or repeal of any healthcare reform law, rule, order, interpretation or policy; the effects of changes in pricing, coverage and reimbursement for our products and services, including without limitation as a result of the Protecting Access to Medicare Act of 2014; recommendations, guidelines and quality metrics issued by various organizations such as the U.S. Preventive Services Task Force, the American Cancer Society, and the National Committee for Quality Assurance regarding cancer screening or our products and services; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to maintain regulatory approvals and comply with applicable regulations; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	March 31,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$148,695	$77,491
Marketable securities	893,474	347,224
Accounts receivable, net	34,575	26,419
Inventory, net	32,380	26,027
Prepaid expenses and other current assets	12,867	10,055
Property and equipment, net	103,448	79,986
Other long-term assets	31,477	31,358
Total assets	$1,256,916	$598,560

Liabilities and stockholders’ equity
Total current liabilities	$73,330	$68,124
Convertible notes, net	486,688	—
Long term debt	4,237	4,269
Long term other liabilities	5,643	5,749
Total stockholders’ equity	687,018	520,418
Total liabilities and stockholders’ equity	$1,256,916	$598,560

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Laboratory service revenue	$90,296	$48,363

Cost of sales	22,914	16,981
Gross margin	67,382	31,382

Operating expenses:
Research and development	14,935	8,002
General and administrative	35,567	20,070
Sales and marketing	53,408	38,801
Total operating expenses	103,910	66,873
Loss from operations	(36,528)	(35,491)

Other income (expense)
Investment income	3,673	595
Interest expense	(6,510)	(50)
Total other income	(2,837)	545

Net loss before tax	(39,365)	(34,946)

Income tax expense	(59)	—

Net loss	$(39,424)	$(34,946)

Net loss per share - basic and diluted	$(0.33)	$(0.32)

Weighted average common shares
outstanding - basic and diluted	121,016	110,582